     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               INGRAM MICRO INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             5045                            62-1644402
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            1600 E. ST. ANDREW PLACE
                              SANTA ANA, CA 92705
                                 (714) 566-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

           JAMES E. ANDERSON, JR., ESQ.                              WITH COPIES TO:
         SENIOR VICE PRESIDENT, SECRETARY
               AND GENERAL COUNSEL                            WINTHROP B. CONRAD, JR., ESQ.
                INGRAM MICRO INC.                                 DAVIS POLK & WARDWELL
             1600 E. ST. ANDREW PLACE                              450 LEXINGTON AVENUE
               SANTA ANA, CA 92705                               NEW YORK, NEW YORK 10017
                  (714) 566-1000                                      (212) 450-4000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM
                                                                 OFFERING          PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                   AMOUNT TO BE           PRICE PER         AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED               REGISTERED           SECURITY(1)             PRICE(1)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Zero Coupon Convertible Senior
  Debentures due 2018 (the
  "Debentures")(2).................       1,330,000               36.44%             $484,652,000            $142,973
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $0.01 per share..................          (3)                   (3)                   (3)                   (4)
---------------------------------------------------------------------------------------------------------------------------
  Total........................................................................      $484,652,000            $142,973
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the bid and asked prices of the Debentures in The Portal Market on July 3, 1998.

(2) The Debentures were issued at an original price of $346.18 per $1,000 principal amount at maturity, which represents an aggregate issue price of $460,419,400, and a principal amount at maturity of $1,330,000,000.

(3) Includes 7,308,350 shares of Class A Common Stock initially issuable upon conversion of the Debentures at the rate of 5.495 shares of Class A Common Stock per $1,000 principal amount of Debentures at maturity. Pursuant to Rule 416 under the Securities Act, such number of shares of Class A Common Stock registered hereby shall include an indeterminate number of shares of Class A Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event. See "Description of Debentures" in the accompanying Prospectus.

(4) Pursuant to Rule 457(i), there is no filing fee with respect to the shares of Class A Common Stock issuable upon conversion of the Debentures, because no additional consideration will be received in connection with the exercise of the conversion privilege.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS
                 (SUBJECT TO COMPLETION -- DATED JULY 10, 1998)

                               INGRAM MICRO INC.
                 $1,330,000,000 PRINCIPAL AMOUNT AT MATURITY OF
               ZERO COUPON CONVERTIBLE SENIOR DEBENTURES DUE 2018
                                      AND
                        SHARES OF CLASS A COMMON STOCK,
          PAR VALUE $0.01 PER SHARE, ISSUABLE UPON CONVERSION THEREOF

    This Prospectus relates to the offering for resale of the Zero Coupon Convertible Senior Debentures due 2018 (the "Debentures") of Ingram Micro Inc., a Delaware corporation ("Ingram Micro" or the "Company"), and the shares of Class A Common Stock, par value $0.01 per share ("Common Stock") of the Company, issuable upon conversion of the Debentures (the "Conversion Shares"). The Debentures were issued and sold on June 9, 1998 in a private placement to the Initial Purchaser (as defined herein, see "Selling Securityholders") and were simultaneously sold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers (as defined in Rule 144A under the Securities Act).

    The Debentures and the Conversion Shares (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Securityholders") pursuant to this Prospectus. The Offered Securities may be offered and sold by the Selling Securityholders from time to time directly to purchasers or through underwriters, broker/dealers or agents at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. See "Plan of Distribution" and "Selling Securityholders." If required, the names of any such underwriters, broker/dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Securityholders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Securityholders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of Offered Securities by any Selling Securityholder and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 6.

    The Debentures are convertible at any time after September 7, 1998 and prior to maturity, unless previously redeemed or otherwise purchased, into shares of Common Stock at a conversion rate of 5.495 shares per $1,000 principal amount at maturity. The conversion rate will not be adjusted for accrued Original Issue Discount (as defined), but will be subject to adjustment in certain events. See "Description of Debentures -- Conversion of Debentures." The reported last sale price of the Company's Common Stock on the New York Stock Exchange on July 9, 1998 was $45 1/2 per share.

    The Debentures were issued at an original price of $346.18 per $1,000 principal amount at maturity (the "Issue Price"), which represented an original issue discount of 65.382% from the principal amount thereof payable at maturity (the "Original Issue Discount"). The Issue Price represented a yield to maturity of 5.375% per annum (computed on a semi-annual bond equivalent basis).

    Prior to June 9, 2003, the Debentures are not redeemable at the option of the Company. Thereafter, the Debentures are redeemable at the option of the Company at Redemption Prices (as defined) equal to the Issue Price plus accrued Original Issue Discount to the date of redemption. See "Description of Debentures -- Redemption of Debentures at the Option of the Company."

    Each holder may require the Company to purchase such holder's Debentures as of June 9, 2001, June 9, 2003, June 9, 2008 and June 9, 2013 at Purchase Prices equal to the Issue Price plus accrued Original Issue Discount from and including the Issue Date and to but excluding such dates. Subject to certain conditions, the Company may elect to pay any such Purchase Price in cash or Common Stock, or any combination thereof, and, in the case of any purchase as of June 9, 2001, the Company may elect, in lieu of the payment of cash or Common Stock, to pay the Purchase Price in new Zero Coupon Convertible Senior Debentures due 2018. See "Description of Debentures -- Purchase of Debentures at the Option of the Holder." Each holder may also require the Company to redeem such holder's Debentures if there is a Fundamental Change (as defined) at Redemption Prices equal to the Issue Price plus accrued Original Issue Discount to the date of redemption, subject to adjustment in certain circumstances as described herein. See "Description of Debentures -- Redemption at Option of the Holder Upon a Fundamental Change." The Debentures are senior unsecured indebtedness of the Company.

     The Debentures have been designated for trading in The Portal Market. However, the Debentures sold pursuant to this Prospectus are not eligible for trading in The Portal Market.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS IS                    , 1998.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    3
Forward-Looking Statements.............    3
Prospectus Summary.....................    4
Risk Factors...........................    6
Use of Proceeds........................    8
Dividend Policy........................    8

                                         PAGE
                                         ----
Ratios of Earnings to Fixed Charges....    8
Description of Debentures..............    9
Description of Capital Stock...........   22
Certain Federal Income Tax
  Considerations.......................   27
Selling Securityholders................   33
Plan of Distribution...................   33
Legal Matters..........................   34
Experts................................   34

                                ---------------

     This Prospectus includes or incorporates by reference certain trademarks of the Company.

                                ---------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Room 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, at prescribed rates, or on the World Wide Web at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (of which this Prospectus is a part (as amended from time to time, the "Registration Statement")) under the Securities Act with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed or incorporated by reference as an exhibit or schedule to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement and the exhibits are on file with the Commission and the NYSE and may be obtained at the above locations.

                                ---------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Company pursuant to the Exchange Act (Exchange Act Commission File Number: 001-12203) are incorporated by reference herein:

          (1) The Company's Annual Report on Form 10-K for the year ended January 3, 1998 (the "Company's 1997 Form 10-K").

          (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1998.

          (3) The Company's Proxy Statement in connection with the Company's 1998 Annual Meeting of Shareowners held on May 6, 1998.

          (4) The description of the Company's Common Stock contained in the Company's Exchange Act Registration Statement on Form 8-A dated September 19, 1996, filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus but prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus.

     Upon written or oral request, the Company will provide without charge to each person to whom a copy of this Prospectus is delivered a copy of any of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted to Ingram Micro Inc., 1600 E. St. Andrew Place, Santa Ana, CA 92705, Attention: Senior Director, Investor Relations (telephone number (714) 566-1000).

                           FORWARD-LOOKING STATEMENTS

     Investors are cautioned that certain statements included or incorporated by reference in this Prospectus are forward-looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections about the technology distribution industry and assumptions made by the Company's management and are not guarantees of future performance. Therefore, actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to factors such as intense competition, narrow margins, fluctuations in quarterly results, the capital intensive nature of the Company's business, management of growth, the Company's dependence on information systems, exposure to foreign markets, dependence on key suppliers, acquisitions, risk of declines in inventory value, dependence on independent shipping companies, rapid technological change, failure to achieve Year 2000 readiness, any reduction of floor planning financing for the Company's master reseller business and other risk factors identified in "Risk Factors" and elsewhere in this Prospectus. The Company undertakes no obligation to update any forward-looking statements in this Prospectus.

                                ---------------

     Except as otherwise indicated, all references to the "Company" or "Ingram Micro" refer to Ingram Micro Inc. and its consolidated subsidiaries, unless the context otherwise requires.

                               PROSPECTUS SUMMARY

     The following information is qualified in its entirety by the more detailed financial and other information appearing elsewhere in this Prospectus and in the documents incorporated by reference herein.

                                  THE COMPANY

     Ingram Micro is the leading wholesale distributor of computer-based technology products and services worldwide. The Company markets microcomputer hardware, networking equipment, and software products to more than 100,000 reseller customers in more than 120 countries. As a wholesale distributor, the Company markets its products to resellers as opposed to marketing directly to end-user customers.

                                  THE OFFERING

SECURITIES OFFERED............   Up to $1,330,000,000 principal amount at
                                   maturity of Zero Coupon Convertible Senior
                                   Debentures due 2018 (the "Debentures") and an indeterminate number of shares of Common Stock issuable upon conversion thereof (the "Conversion Shares"). There will be no periodic interest payments on the Debentures. See "Description of Debentures -- General."

ISSUE PRICE...................   The Debentures were originally sold by the
                                   Initial Purchaser to qualified institutional buyers (as defined in Rule 144A under the Securities Act) at an issue price of 34.618% of the principal amount at maturity (the "Issue Price").

YIELD TO MATURITY OF
DEBENTURES....................   5.375% per annum (computed on a semi-annual
                                   bond equivalent basis) calculated from June
                                   9, 1998.

CONVERSION....................   The Debentures are convertible, at the option
                                   of the holder, at any time after September 7, 1998 and prior to maturity, unless previously redeemed or otherwise purchased by the Company, into Common Stock at the rate of
                                   5.495 shares per $1,000 principal amount at maturity of the Debentures (the "Conversion Rate"). The Conversion Rate will not be adjusted for accrued Original Issue Discount (as defined), but will be subject to adjustment upon the occurrence of certain events. Upon conversion, the holder will not receive any cash payment representing accrued Original Issue Discount; such accrued Original Issue Discount will be deemed paid by the Common Stock received upon conversion. See "Description of Debentures -- Conversion of Debentures."

RANKING.......................   The Debentures are senior unsecured
                                   indebtedness of the Company, ranking pari passu in right of payment with the Company's existing and future unsubordinated unsecured indebtedness. See "Description of
                                   Debentures -- General."

ORIGINAL ISSUE DISCOUNT.......   The Debentures were issued with Original Issue
                                   Discount for Federal income tax purposes equal to the excess of the principal amount at maturity of the Debentures over their Issue Price. Prospective purchasers of Debentures should be aware that, although there will be no periodic payments of interest on the Debentures, accrued Original Issue Discount will be included periodically in a holder's gross income for Federal income tax purposes prior to conversion, redemption, other disposition or maturity of such holder's Debentures, whether or not such Debentures are ultimately converted, redeemed, sold (to the Company or otherwise) or paid at maturity. See "Certain Federal Income Tax Considerations."

SINKING FUND..................   None.

REDEMPTION AT THE OPTION OF
THE COMPANY...................   The Debentures are not redeemable by the
                                   Company prior to June 9, 2003. Thereafter, the Debentures will be redeemable for cash, at the option of the Company, in whole at any time or in part from time to time, at Redemption Prices equal to the Issue Price plus accrued Original Issue Discount to the date of redemption. See "Description of Debentures -- Redemption of Debentures at the Option of the Company."

FUNDAMENTAL CHANGE............   Each holder may require the Company to redeem
                                   such holder's Debentures if there is a
                                   Fundamental Change (as defined) at a
                                   Fundamental Change Redemption Price equal to the Issue Price plus accrued Original Issue Discount to the date of redemption, subject to adjustment in certain circumstances. See "Description of Debentures -- Redemption at Option of the Holder Upon a Fundamental Change."

PURCHASE AT THE OPTION OF THE
HOLDER........................   Each holder may require the Company to purchase
                                   such holder's Debentures as of June 9, 2001, June 9, 2003, June 9, 2008 and June 9, 2013
                                   at Purchase Prices equal to the Issue Price plus accrued Original Issue Discount to such dates. The Company may, at its option, elect to pay any such Purchase Price in cash or Common Stock, or any combination thereof, and, in the case of any purchase as of June 9, 2001, the Company may elect, in lieu of the payment of cash or Common Stock, to pay the Purchase Price in new Zero Coupon Convertible Senior Debentures due 2018. See "Description of Debentures -- Purchase of Debentures at the Option of the Holder."

USE OF PROCEEDS...............   The Company will not receive any proceeds from
                                   the sale by the Selling Securityholders of the Offered Securities.

REGISTRATION RIGHTS...........   The Company has agreed to use all reasonable
                                   efforts to keep effective a registration statement of which this Prospectus forms a part covering resales of the Debentures and Conversion Shares (the "Offered Securities") until the earlier of (i) the sale pursuant to the Registration Statement of all the Offered Securities and (ii) the expiration of the holding period applicable to the Offered Securities held by nonaffiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision, subject to certain permitted exceptions. See "Description of Debentures -- Registration Rights."

                                  RISK FACTORS

     In addition to the risk factors and other information included or incorporated by reference in this Prospectus (including the information contained in Exhibit 99.01 to the Company's 1997 Form 10-K and any future updates to such exhibit), prospective investors should carefully consider the following risk factors in connection with an investment in the Offered Securities. This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties. The statements contained in this Prospectus or incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including without limitation statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document or incorporated by reference herein are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Prospectus.

     Control by Ingram Family Stockholders; Certain Anti-takeover
Provisions. As of February 17, 1998, Martha R. Ingram, her children, certain trusts created for their benefit, and two charitable trusts and a foundation created by the Ingram family (collectively, the "Ingram Family Stockholders") held 137,961 shares of Common Stock (including 115,939 shares issuable for stock options exercisable within 60 days of February 17, 1998) in the aggregate and 89,930,326 shares of Class B Common Stock in the aggregate (amounting to 86.9% of the aggregate voting power of the Common Equity (as defined herein)). Ingram Industries Inc. ("Ingram Industries"), the Company's former parent (which is controlled by the Ingram Family Stockholders), held 231,000 shares of Common Stock as of February 17, 1998. In addition, Ingram Entertainment Inc. (which is controlled by David B. Ingram) held 2,901 shares of Common Stock as of February 17, 1998. The Ingram Family Stockholders have entered into a Board Representation Agreement (as defined herein) with the Company, which provides that certain types of corporate transactions, including transactions involving the potential sale or merger of the Company; the issuance of additional equity, warrants, or options; certain acquisitions; or the incurrence of significant indebtedness, may not be entered into without the written approval of at least a majority of the voting power held by certain of the Ingram Family Stockholders acting in their sole discretion. In addition, the Board Representation Agreement provides for the election of certain directors designated by the Ingram Family Stockholders. See "Description of Capital Stock -- Board Representation Agreement." Voting control by the Ingram Family Stockholders may discourage certain types of transactions involving an actual or potential change of control of the Company, including transactions in which the holders of the Common Stock (including holders of the Debentures who may desire to convert such Debentures into shares of Common Stock) might receive a premium for their shares over the prevailing market price of the Common Stock. In addition, certain provisions of the Delaware General Corporation Law (as amended from time to time, the "DGCL") and the Company's Certificate of Incorporation (the "Certificate of Incorporation") may make any attempt to obtain control of the Company more difficult. See "Description of Capital Stock."

     Possible Volatility of Debentures and Share Price. The market price of the Company's Common Stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of the Debentures and the Conversion Shares may be significantly affected by quarterly variations in the Company's results of operations, changes in earnings estimates by market analysts, conditions in the personal computer and technology industries, general market or economic conditions, among other factors. Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which the Company does business or relating to the Company specifically could result in an immediate and adverse effect on the market price of the Debentures and the Conversion Shares. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many companies in technology-related industries, often unrelated to the operating performance of the specific companies. There can be no assurances that the market price of the Debentures and the Conversion Shares will not decline below the levels prevailing at the time of purchase of Offered Securities hereunder.

     Limitations on Repurchase or Redemption of Debentures. As of June 9, 2001, June 9, 2003, June 9, 2008 and June 9, 2013 (each, a "Purchase Date"), the Company will become obligated to purchase, at the option of the holder thereof, any outstanding Debenture, subject to certain conditions. In addition, upon a Fundamental Change (as defined), each holder of the Debentures will have certain rights, at such holder's option, to require the Company to redeem all or a portion of such holder's Debentures. In the case of any purchase as of June 9, 2001, the Company may elect, in lieu of the payment of cash or Common Stock, to pay the Purchase Price in new Zero Coupon Convertible Senior Debentures due 2018. There can be no assurance that the Company will have sufficient funds to pay the repurchase price on any Purchase Date (in which case the Company could be required to issue shares of Common Stock to pay the repurchase price at valuations based on then prevailing market prices, or as of June 9, 2001, new Zero Coupon Convertible Senior Debentures due 2018), or, in the event of a Fundamental Change, the redemption price for all the Debentures tendered by the holders thereof. Any future credit agreements or other agreements relating to other indebtedness to which the Company becomes a party may contain restrictions or prohibitions on the repurchase or redemption of the Debentures. In the event a Purchase Date or a Fundamental Change occurs at a time when the Company is prohibited from repurchasing or redeeming the Debentures, the Company could seek the consent of its then existing lenders to repurchase or redeem the Debentures or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from repurchasing or redeeming the Debentures. In such case, the Company's failure to repurchase or redeem Debentures required to be repurchased or redeemed under the terms of the Indenture would constitute an Event of Default under the Indenture and would likely constitute a default under the terms of any other indebtedness of the Company outstanding at such time. The term "Fundamental Change" is limited to certain specified transactions and does not include all events that could adversely affect the Company's financial condition or operating results. The requirement that the Company offer to redeem the Debentures upon a Fundamental Change will not necessarily protect holders of the Debentures in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving the Company. See "Description of Debentures -- Redemption at Option of the Holder Upon a Fundamental Change."

     Absence of a Public Market. There is a limited trading market for the Debentures. Although in connection with the initial placement of the Debentures the Initial Purchaser advised the Company that it intended at such time to make a market in the Debentures, it is not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance that any active market for the Debentures will develop or, if one does develop, that it will be maintained. If an active market for the Debentures fails to develop or be sustained, the trading price of the Debentures could be adversely affected.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale by the Selling Securityholders of the Offered Securities.

                                DIVIDEND POLICY

     The Company has never declared or paid any dividends on its capital stock other than a distribution of $20 million to Ingram Industries in connection with its split-off (the "Split-Off") from Ingram Industries in 1996. The Company currently intends to retain its future earnings to finance the growth and development of its business and therefore does not anticipate declaring or paying cash dividends on its capital stock for the foreseeable future. Any future decision to declare or pay dividends will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant. In addition, certain of the Company's debt facilities contain restrictions on the declaration and payment of dividends.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for the Company, and such ratios pro forma for the issuance of the Debentures.

                                                                                        THIRTEEN WEEKS
                                                                                            ENDED
                                                            FISCAL YEAR              --------------------
                                                  --------------------------------   MARCH 29,   APRIL 4,
                                                  1993   1994   1995   1996   1997     1997        1998
                                                  ----   ----   ----   ----   ----   ---------   --------
Ratio of earnings to fixed charges..............  4.3x   3.6x   3.4x   4.2x   7.3x     7.4x        5.3x
Pro forma ratio of earnings to fixed charges....                              7.4x                 5.4x

                           DESCRIPTION OF DEBENTURES

     The Debentures were issued under an indenture dated as of June 9, 1998 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). A copy of the Indenture, the form of Debenture and the registration rights agreement dated as of June 9, 1998 between the Company and the Initial Purchaser (the "Registration Rights Agreement") have been filed as exhibits to the Registration Statement and are available from the Trustee upon request by a registered holder of the Debentures. The following summaries of certain provisions of the form of Debenture, the Indenture and the Registration Rights Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the form of Debenture, the Indenture and the Registration Rights Agreement, including the definitions therein of certain terms that are not otherwise defined in this Prospectus. Wherever particular provisions or defined terms of the Indenture (or of the form of Debenture which is a part thereof) or the Registration Rights Agreement are referred to, such provisions or defined terms are incorporated herein by reference. As used in this "Description of Debentures," the "Company" refers to Ingram Micro Inc. and does not, unless the context otherwise indicates, include its subsidiaries.

GENERAL

     The Debentures are senior unsecured obligations of the Company ranking pari passu in right of payment with the Company's existing and future unsubordinated unsecured indebtedness, are limited to $1,330,000,000 aggregate principal amount at maturity and will mature on June 9, 2018.

     The Debentures were issued at a substantial discount from their principal amount at maturity. See "Certain Federal Income Tax Considerations."

     There will be no periodic payments of interest on the Debentures. The calculation of the accrual of Original Issue Discount (the difference between the Issue Price of the Debentures and the principal amount at maturity of a Debenture) in the period during which a Debenture remains outstanding will be on a semi-annual bond equivalent basis using a year composed of twelve 30-day months; such accrual commenced on June 9, 1998. Maturity, conversion, purchase by the Company at the option of a holder or redemption of a Debenture will cause Original Issue Discount and interest, if any, to cease to accrue on such Debenture, under the terms and subject to the conditions of the Indenture. The Company may not reissue a Debenture that has matured or been converted, purchased by the Company at the option of a holder, redeemed or otherwise canceled (except for registration of transfer, exchange or replacement thereof).

     The principal amount at maturity of each Debenture will be payable at the office or agency of the paying agent, initially the Trustee, in the Borough of Manhattan, The City of New York, or any other office of the paying agent maintained for such purpose. Debentures may be presented for conversion or exchange into Common Stock at the office of the conversion agent and Debentures in definitive form may be presented for exchange for other Debentures or registration of transfer at the office of the registrar, each such agent initially being the Trustee. The Company will not charge a service charge for any registration of transfer or exchange of Debentures; however, the Company may require payment by a holder of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

     The Indenture does not prohibit or limit the incurrence of indebtedness or other liabilities by the Company or its subsidiaries, and the incurrence of any such additional indebtedness and other liabilities could adversely affect the Company's ability to perform its obligations pursuant to the Debentures. The Company anticipates that from time to time it and its subsidiaries will incur additional indebtedness and other liabilities.

     Although a portion of the Company's operations are conducted through its subsidiaries, the Company itself currently generates sufficient cash flow to meet its obligations and to service its debt and expects that such cash flow will be sufficient to meet its obligations on the Debentures. Nevertheless, it is possible that contributions to the Company's business by its subsidiaries may increase over time and that at some point in the future the Company's ability to service debt, including the Debentures, may become dependent upon the earnings of its subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to the Company. Any right of the Company to receive any assets of any of its subsidiaries upon their liquidation or reorganization will be subject to prior satisfaction of the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subject to prior satisfaction of any claim secured by the assets of such subsidiary and any indebtedness of such subsidiary senior to the claim held by the Company. The payment of dividends or distributions and the making of loans and advances to the Company by any such subsidiaries could be subject to statutory or contractual restrictions, could be contingent upon the earnings of those subsidiaries and could be subject to various business considerations. In addition to direct borrowings by the Company's subsidiaries, indebtedness of the Company under the Company's bank revolving credit facilities is guaranteed by certain of the Company's subsidiaries, and claims of the creditors under such bank indebtedness may be entitled to be satisfied prior to the rights of the Company (and therefore the rights of the holders of the Debentures) with respect to the assets of such subsidiaries. A substantial portion of the Company's consolidated long-term debt is issued by or guaranteed by one or more of the Company's subsidiaries.

FORM, DENOMINATION AND REGISTRATION

     The Debentures were issued in fully registered form, without coupons, in denominations of $1,000 principal amount at maturity and integral multiples thereof.

     Global Debenture; Book-Entry Form. The Debentures are evidenced by one or more global Debentures (collectively, the "Global Debenture"), which were deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, the Global Debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Holders of Debentures may hold their interests in the Global Debenture directly through DTC, or indirectly through organizations which are participants in DTC (the "Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Debenture to such persons may be limited.

     Holders of Debentures who are not Participants may beneficially own interests in the Global Debenture held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Global Debenture, Cede for all purposes will be considered the sole holder of the Global Debenture. Except as provided below, owners of beneficial interests in the Global Debenture will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders thereof.

     Payment of the redemption price and the purchase price of the Global Debenture will be made to Cede, the nominee for DTC, as the registered owner of the Global Debenture by wire transfer of immediately available funds. Neither the Company, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been informed by DTC that, with respect to payment of the redemption price or the purchase price of the Global Debenture, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Debentures represented by the Global Debenture as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Debentures only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Debentures represented by the Global Debenture held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Holders who desire to convert their Debentures into Common Stock should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such request.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the Debentures represented by the Global Debenture to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Neither the Company nor the Trustee (or any registrar, paying agent or conversion agent under the Indenture) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Debentures (including, without limitation, the presentation of Debentures for conversion as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Debenture are credited and only in respect of the principal amount at maturity of the Debentures represented by the Global Debenture as to which such Participant or Participants has or have given such direction.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Debenture among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause Debentures to be issued in definitive form in exchange for the Global Debenture.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede. If less than all of the Debentures are being redeemed, DTC will reduce the amount of the interest of each Participant in such Debentures in accordance with its procedures.

     Certificated Debentures. Certificated Debentures will be issued in exchange for Debentures represented by the Global Debenture if a depositary is unwilling or unable to continue as a depositary for the Global Debenture as set forth above under "-- Global Debenture; Book-Entry Form."

CONVERSION OF DEBENTURES

     A holder of a Debenture may convert it into Common Stock at any time after September 7, 1998 and prior to maturity; provided that if a Debenture is called for redemption, the holder may convert it only until the close of business on the last Trading Day prior to the Redemption Date unless the Company defaults in the payment of the redemption price. A Debenture in respect of which a holder has delivered a Purchase Notice exercising the option of such holder to require the Company to purchase such Debenture may be converted only if such notice is withdrawn in accordance with the terms of the Indenture. Similarly, a Debenture in respect of which a holder is exercising its option to require redemption upon a Fundamental Change may be converted only if such holder withdraws its election to exercise its option in accordance with the terms of the Indenture. A holder may convert its Debentures in part so long as such part is $1,000 principal amount at maturity or an integral multiple thereof.

     The initial Conversion Rate is 5.495 shares of Common Stock per $1,000 principal amount at maturity of Debentures, subject to adjustment upon the occurrence of certain events, as described below. A holder entitled to a fractional share of Common Stock shall receive cash equal to the then current market value of such fractional share.

     On conversion of a Debenture, a holder will not receive any cash payment representing accrued Original Issue Discount. The Company's delivery to the holder of the fixed number of shares of Common Stock into which the Debenture is convertible (together with the cash payment, if any, in lieu of fractional shares of Common Stock) will be deemed to satisfy the Company's obligation to pay the principal amount of the Debenture including the accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date. Thus, the accrued Original Issue Discount is deemed to be paid in full rather than canceled, extinguished or forfeited. The Conversion Rate will not be adjusted at any time during the term of the Debentures for such accrued Original Issue Discount.

     To convert a certificated Debenture into Common Stock, a holder must (i) complete and manually sign the conversion notice on the back of the Debenture (or complete and manually sign a facsimile thereof) and deliver such notice to the conversion agent, (ii) surrender the Debenture to the conversion agent,
(iii) if required, furnish appropriate endorsements and transfer documents, and
(iv) if required, pay all transfer or similar taxes. Pursuant to the Indenture, the date on which all of the foregoing requirements have been satisfied is the Conversion Date.

     The Conversion Rate is subject to adjustment under formulae as set forth in the Indenture in certain events, including: (i) the issuance of Common Stock of the Company as a dividend or distribution on the Common Stock; (ii) certain subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants to purchase Common Stock;
(iv) the distribution to all holders of Common Stock of capital stock (other than Common Stock) of the Company, of evidences of indebtedness of the Company or of assets (including securities other than Common Stock, but excluding those rights, warrants, dividends and distributions referred to in clause (i) or (iii) above or paid in cash); (v) distributions consisting of cash, excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the Conversion Rate pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (y) 3.75 percent of the average of the last reported sales price of the Common Stock during the ten Trading Days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company;
(vi) payment in respect of a tender offer or exchange offer by the Company or any Subsidiary (as defined) of the Company for the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price (as defined) per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; and (vii) payment in respect of a tender offer or exchange offer by a person other than the Company or any Subsidiary of the Company for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer in which, as of the closing date of the offer, the Board of Directors is not recommending rejection of the offer. If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to clause (v) above. If an adjustment is required to be made as set forth in clause
(v) above as a result of a distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution. The adjustment referred to in clause (vii) above will only be made if the tender offer or exchange offer is for an amount that would increase the offeror's ownership of Common Equity (as defined) from less than 25% to more than 25% of the total shares of Common Equity outstanding. The adjustment referred to in clause (vii) above will generally not be made, however, if as of the closing of such offer, the offering documents with respect to such offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the Company's assets. "Current Market Price" is generally defined in the Indenture as the average of the daily closing prices of the Common Stock for the five consecutive Trading Days ending on and including such date of determination.

     No adjustment in the Conversion Rate will be required unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

     In the case of (i) any reclassification of the Common Stock or (ii) a consolidation or merger involving the Company or a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Debentures then outstanding will be entitled thereafter to convert such Debentures into the kind and amount of shares of stock, securities or other property or assets (including cash) which they would have owned or been entitled to receive upon such reclassification, consolidation, merger, sale or conveyance had such Debentures been converted immediately prior to such reclassification, consolidation, merger, sale or conveyance assuming that a holder of Debentures would not have exercised any rights of election as to the stock, securities or other property or assets (including cash) receivable in connection therewith.

     In the event of a taxable distribution to holders of Common Stock or in certain other circumstances requiring an adjustment to the Conversion Rate, the holders of Debentures may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock. See "Certain Federal Income Tax Considerations."

     The Company from time to time may, to the extent permitted by law, increase the Conversion Rate by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days' notice of such increase, if the Board of Directors has made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such increases in the Conversion Rate, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Considerations."

REDEMPTION OF DEBENTURES AT THE OPTION OF THE COMPANY

     No sinking fund is provided for the Debentures. Prior to June 9, 2003, the Debentures will not be redeemable at the option of the Company. Beginning on June 9, 2003, the Company may redeem the Debentures for cash as a whole at any time, or from time to time in part, upon not less than 30 days' nor more than 60 days' notice of redemption given by mail to holders of Debentures. The Debentures will be redeemable in integral multiples of $1,000 principal amount at maturity.

     The table below shows Redemption Prices of Debentures per $1,000 principal amount at maturity thereof at June 9, 2003 and at each June 9 thereafter prior to maturity and at maturity on June 9, 2018, which prices reflect the accrued Original Issue Discount calculated to each such date. The Redemption Price of a Debenture redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to the actual Redemption Date.

                                                                     (2)              (3)
                                                    (1)        ACCRUED ORIGINAL    REDEMPTION
                                                 DEBENTURE      ISSUE DISCOUNT       PRICE
REDEMPTION DATE                                 ISSUE PRICE       AT 5.375%         (1)+(2)
---------------                                 -----------    ----------------    ----------
June 9, 2003..................................    $346.18          $105.14         $  451.32
June 9, 2004..................................     346.18           129.72            475.90
June 9, 2005..................................     346.18           155.65            501.83
June 9, 2006..................................     346.18           182.98            529.16
June 9, 2007..................................     346.18           211.80            557.98
June 9, 2008..................................     346.18           242.20            588.38
June 9, 2009..................................     346.18           274.25            620.43
June 9, 2010..................................     346.18           308.05            654.23
June 9, 2011..................................     346.18           343.68            689.86
June 9, 2012..................................     346.18           381.26            727.44
June 9, 2013..................................     346.18           420.89            767.07
June 9, 2014..................................     346.18           462.67            808.85
June 9, 2015..................................     346.18           506.73            852.91
June 9, 2016..................................     346.18           553.19            899.37
June 9, 2017..................................     346.18           602.18            948.36
June 9, 2018..................................     346.18           653.82          1,000.00

     If less than all of the outstanding Debentures held in certificated form are to be redeemed, the Trustee shall select the Debentures held in such form to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof by lot, pro rata or by another method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any stock exchange on which the Debentures are then listed). If a portion of a holder's certificated Debentures is selected for partial redemption and such holder converts a portion of such certificated Debentures, such converted portion shall be deemed to be the portion selected for redemption. Debentures registered in the name of DTC or its nominee will be redeemed pro rata as described under "-- Form, Denomination and Registration -- Global Debenture; Book-Entry Form."

REDEMPTION AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

     If a Fundamental Change (as defined) occurs at any time prior to June 9, 2018, each holder of Debentures shall have the right, at the holder's option, to require the Company to redeem any or all of such holder's Debentures on the date (the "Repurchase Date") that is 45 days after the date of the Company's notice of such Fundamental Change. The Debentures will be redeemable in integral multiples of $1,000 principal amount at maturity.

     The Company shall redeem such Debentures at a price (the "Fundamental Change Redemption Price") equal to the Issue Price plus accrued Original Issue Discount to the Repurchase Date; provided that if the Applicable Price (as defined) in connection with the Fundamental Change is less than the Reference Market Price (as defined), the Fundamental Change Redemption Price shall be a price equal to the foregoing Fundamental Change Redemption Price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price.

     The Company shall mail to all holders of record of the Debentures a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the tenth day after the occurrence of such Fundamental Change. The Company shall deliver to the Trustee a copy of such notice. To exercise the redemption right, holders of Debentures must deliver, on or before the 30th day after the date of the Company's notice of a Fundamental Change (the "Fundamental Change Expiration Time"), the Debentures to be so redeemed, duly endorsed for transfer, together with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof duly completed, to the Company (or an agent designated by the Company for such purpose). Payment for Debentures surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly following the Fundamental Change Redemption Date.

     Any Fundamental Change Redemption Notice (as defined) may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the Trading Day immediately preceding the Fundamental Change Redemption Date. The notice of withdrawal shall state the principal amount at maturity and the certificate numbers of the Debentures to which the withdrawal notice relates and the principal amount at maturity, if any, which remains subject to the Fundamental Change Redemption Notice.

     The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

     The term "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the reported last sale price for the Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets in connection with the Fundamental Change.

     The term "Reference Market Price" shall initially mean $26.25 (which is equal to 66 2/3% of the last sale price of the Common Stock on June 3, 1998) and in the event of any adjustment to the Conversion Rate pursuant to the provisions of the Indenture, the Reference Market Price shall also be adjusted so that the Reference Market Price shall be equal to the initial Reference Market Price multiplied by a fraction the numerator of which is the Conversion Rate specified on the cover page of this Offering Memorandum (without regard to any adjustment thereto) and the denominator of which is the Conversion Rate following such adjustment.

     The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act which may then be applicable in connection with the redemption rights of Debenture holders in the event of a Fundamental Change.

     The redemption rights of the holders of Debentures could discourage a potential acquiror of the Company. The Fundamental Change redemption feature, however, is not the result of management's knowledge of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

     The term "Fundamental Change" is limited to certain specified transactions and may not include other events that might adversely affect the financial condition of the Company, nor would the requirement that the Company offer to repurchase the Debentures upon a Fundamental Change necessarily afford the holders of the Debentures protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving the Company.

     No Debentures may be redeemed at the option of holders upon a Fundamental Change if there has occurred and is continuing an Event of Default described under "-- Events of Default; Notice and Waiver" below (other than a default in the payment of the Fundamental Change Redemption Price with respect to such Debentures). In the event of a Fundamental Change and exercise by holders of the Debentures of their associated rights to require the Company to redeem all or a portion of their Debentures, there can be no assurance that the Company would have sufficient funds to pay the redemption price for all the Debentures tendered by the holders thereof. Any future credit agreements or other agreements relating to indebtedness to which the Company becomes a party may contain restrictions or prohibitions on the redemption of the Debentures. In the event a Fundamental Change occurs at a time when the Company is prohibited from redeeming the Debentures, the Company could seek the consent of its then existing lenders to redeem the Debentures or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from redeeming the Debentures. The Company's failure to redeem Debentures required to be redeemed under the terms of the Indenture would constitute an Event of Default under the Indenture and would likely constitute a default under the terms of any other indebtedness of the Company outstanding at such time.

PURCHASE OF DEBENTURES AT THE OPTION OF THE HOLDER

     On June 9, 2001, June 9, 2003, June 9, 2008 and June 9, 2013 (each, a
"Purchase Date"), the Company will become obligated to purchase, at the option of the holder thereof, any outstanding Debenture for which a written Purchase Notice has been delivered by the holder to the office of the paying agent (initially the Trustee) at any time from the opening of business on the date that is 20 Business Days (as defined) prior to such Purchase Date until the close of business on the Trading Day immediately preceding such Purchase Date and for which such Purchase Notice has not been withdrawn in accordance with the provisions of the Indenture, subject to certain additional conditions.

     The Purchase Notice shall state (i) the certificate numbers of the Debentures to be delivered by the holder thereof for purchase by the Company;
(ii) the portion of the principal amount at maturity of Debentures to be purchased, which portion must be $1,000 or an integral multiple thereof; (iii) that such Debentures are to be purchased by the Company pursuant to the applicable provisions of the Debentures; and (iv) in the event the Company elects, pursuant to the Company Notice (as defined), to pay the Purchase Price to be paid as of such Purchase Date in whole or in part in Common Stock or in whole in Extension Debentures (as defined) but such Purchase Price is ultimately to be paid in cash because (a) if the Company has so elected to pay in Extension Debentures, less than $25,000,000 aggregate stated issue price of Extension Debentures would otherwise be issued in respect of the aggregate Purchase Price to be paid as of such Purchase Date, as described below, or (b) any other condition to payment of the Purchase Price in Common Stock or Extension Debentures is not satisfied by the Purchase Date, as described below, whether such holder elects (x) to withdraw such Purchase Notice as to some or all of the Debentures to which it relates (stating the principal amount at maturity and certificate numbers of the Debentures as to which such withdrawal shall relate), or (y) to receive cash in respect of the entire Purchase Price for all Debentures subject to such Purchase Notice. If the holder fails to indicate, in the Purchase Notice and in any written notice of withdrawal relating to such Purchase Notice, such holder's choice with respect to the election described in clause (iv) above, such holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Debentures subject to such Purchase Notice and not previously withdrawn in such circumstances. For a discussion of the tax treatment of a holder receiving cash, Common Stock or Extension Debentures pursuant to its election to tender its Debentures to the Company on a Purchase Date, see "Certain Federal Income Tax Considerations."

     Any Purchase Notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the Trading Day immediately preceding the Purchase Date. The notice of withdrawal shall state the principal amount at maturity and the certificate numbers of the Debentures to which the withdrawal notice relates and the principal amount at maturity, if any, which remains subject to the Purchase Notice.

     The Purchase Price payable in respect of a Debenture shall be equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date. The table below shows the Purchase Prices of a Debenture as of the specified Purchase Dates. The Company may elect to pay the Purchase Price payable as of any Purchase Date in cash or Common Stock or any combination thereof or, in the case of June 9, 2001, in Extension Debentures.

                                                              PURCHASE
PURCHASE DATE                                                  PRICE
-------------                                                 --------
June 9, 2001................................................  $405.89
June 9, 2003................................................   451.32
June 9, 2008................................................   588.38
June 9, 2013................................................   767.07

     If the Company elects to pay the Purchase Price, in whole or in part, in Common Stock, the number of shares to be delivered in respect of the portion of the Purchase Price to be paid in Common Stock shall be equal to such portion of the Purchase Price divided by the Market Price (as defined) of the Common Stock. However, no fractional shares of Common Stock will be delivered upon any purchase by the Company of Debentures through the delivery of Common Stock in payment, in whole or in part, of the Purchase Price. Instead, the Company will pay cash based on the Market Price for all fractional shares of Common Stock.

     If the Company elects to pay the Purchase Price in Extension Debentures, the aggregate stated issue price of Extension Debentures to be issued in respect of the Purchase Price shall be equal to the Purchase Price. Such stated issue price of the Extension Debentures may differ from the "issue price" of such Debentures for U.S. federal income tax purposes (which is expected to be the fair market value of such Debentures on the Purchase Date), in which case the amounts of original issue discount that will be treated as accruing on such Debentures in any period for U.S. federal income tax purposes will be different from the amounts of Original Issue Discount that are otherwise treated as accruing on the Debentures in such period for purposes of the Indenture. See "Certain Federal Income Tax Considerations -- U.S. Holders -- Exchange for Extension Debentures." However, no Extension Debentures in denominations of other than $1,000 principal amount at maturity or an integral multiple thereof will be delivered upon any purchase by the Company of Debentures through the delivery of any such security in payment of the Purchase Price. Instead, the Company will pay cash based on the stated issue price for all fractional Extension Debentures. In addition, if as of the Purchase Date less than $25,000,000 aggregate stated issue price of Extension Debentures would otherwise be issued in respect of the aggregate Purchase Price to be paid as of such Purchase Date, the Company will instead pay such Purchase Price in cash.

     The Company will give notice (the "Company Notice") not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date") to all holders at their addresses shown in the register of the registrar (and to beneficial owners as required by applicable law) stating, among other things, whether the Company will pay the Purchase Price of the Debentures in cash, Common Stock, or any combination thereof (specifying the percentage of each), or Extension Debentures and, if the Company elects to pay in whole or in part in Common Stock, the method of calculating the Market Price of such Common Stock or, if the Company elects to pay in whole in Extension Debentures, a description of the material terms of the Extension Debentures as hereinafter described (the "Material Terms").

     The Extension Debentures will be identical to the Debentures except that either (a) a new Conversion Rate (which will be determined by reference to the premium (expressed as a percentage) to the Market Price of the Common Stock to be used for purposes of setting the new Conversion Rate as of the Purchase Date as described below) or (b) a new yield to maturity (based on the stated issue price per $1,000 principal amount at maturity of Extension Debentures and calculated on a semi-annual bond equivalent basis using a year of twelve 30-day months) will be established so as to cause the Extension Debentures deliverable as payment of the Purchase Price to have, in the opinion of Morgan Stanley & Co. Incorporated (or any successor thereto), an aggregate initial market value on a fully distributed basis as of the Purchase Date (assuming the prevailing market and other conditions existing as of the Company Notice Date) at or as near as possible to the sum of the aggregate Issue Price and accrued Original Issue Discount to the Purchase Date with respect to the

Debentures to be purchased, and the Extension Debentures will have such other changes from the Debentures as are appropriate as a result of the new Conversion Rate or yield to maturity, as the case may be.

     The description of the Material Terms in the Company Notice shall include the stated issue price, the new Purchase Prices on all future Purchase Dates and the new Redemption Prices at June 9, 2003, and at each June 9 thereafter through maturity of the Extension Debentures, in each case, per $1,000 principal amount at maturity of Extension Debentures and, in the case of a new Conversion Rate, the Conversion Premium and the method for setting the new Conversion Rate per $1,000 principal amount at maturity of Extension Debentures based on such Conversion Premium, and, in the case of a new yield to maturity, the new yield to maturity and new Conversion Rate per $1,000 principal amount at maturity of Extension Debentures and the aggregate principal amount at maturity of Extension Debentures to be issued per $1,000 principal amount at maturity of Debentures. In the event the Company has elected to establish a new Conversion Rate, the Conversion Rate per $1,000 principal amount at maturity of the Extension Debentures will be equal to the stated issue price divided by the product of (a) one plus the new Conversion Premium, and (b) the Market Price (as defined) of the Common Stock as of the June 9, 2001 Purchase Date.

     Upon determination of the actual number of shares of Common Stock or the Material Terms of the Extension Debentures in accordance with the foregoing provisions (including the new Conversion Rate, if applicable), the Company will publish such determination in a daily newspaper of national circulation.

     The Extension Debentures will constitute a separate series of securities from the Debentures, and will be issued pursuant to a separate indenture, which shall be in substantially the form of the Indenture.

     The "Market Price" means the average of the Sale Prices (as defined) of the Common Stock for the five Trading Day period ending on the third Business Day immediately prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a Trading Day or, if it is not a Trading Day, then ending on the last Trading Day prior to such third Business
Day), appropriately adjusted to take into account the occurrence during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date of certain events that would result in an adjustment of the Conversion Rate under the Indenture with respect to the Common Stock. The "Sale Price" of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the Nasdaq National Market. Because the Market Price of the Common Stock is determined prior to the applicable Purchase Date, holders of Debentures bear the market risk with respect to the value of the Common Stock to be received from the date of determination of such Market Price to such Purchase Date. The Company may elect to pay the Purchase Price in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation.

     The Company's right to purchase Debentures with Common Stock or Extension Debentures is subject to the satisfaction of various conditions, including: (i) the registration of the Common Stock or Extension Debentures under the Securities Act, if required; and (ii) compliance with other applicable federal and state securities laws, if any. If such conditions are not satisfied by a Purchase Date, the Company will pay the Purchase Price of the Debentures to be purchased on such Purchase Date entirely in cash. The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act which may then be applicable and will file a Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to purchase Debentures at the option of holders.

     Payment of the Purchase Price for a Debenture for which a Purchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Debenture (together with necessary endorsements) to the paying agent at its office in the Borough of Manhattan, The City of New York, or any other office of the paying agent maintained for such purpose, at any time (whether prior to, on or after the Purchase Date) after delivery of such Purchase Notice. Payment of the Purchase Price for such Debenture will be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Debenture. If the paying agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Purchase Price of such Debenture on the Business Day following the Purchase Date, then, on and after such date, such Debenture will cease to be outstanding and Original Issue Discount on such Debenture will cease to accrue whether or not book-entry transfer of such Debenture is made or such Debenture is delivered to the paying agent, and all other rights of the holder shall terminate (other than the right to receive the Purchase Price upon delivery of the Debenture).

     No Debentures may be purchased at the option of the holder for cash if there has occurred (prior to, on or after the giving by the holders of such Debentures of the required Purchase Notice) and is continuing an Event of Default described under "-- Events of Default; Notice and Waiver" below (other than a default in the payment of the Purchase Price with respect to such Debentures).

     If the Company becomes obligated to purchase any outstanding Debenture on a Purchase Date, there can be no assurance that the Company would have sufficient funds to pay the Purchase Price on that Purchase Date for all the Debentures tendered by the holders thereof (in which case, the Company could be required to issue shares of Common Stock to pay the Purchase Price at valuations based on then prevailing market prices or, as of June 9, 2001, Extension Debentures). There can be no assurance that any future credit agreements or other agreements relating to indebtedness to which the Company becomes a party will not contain prohibitions on or defaults with respect to the repurchase of the Debentures. In the event a Purchase Date occurs at a time when the Company is prohibited from repurchasing the Debentures, the Company could seek the consent of its then existing lenders to repurchase the Debentures or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from repurchasing the Debentures. The Company's failure to repurchase Debentures required to be repurchased under the terms of the Indenture would constitute an Event of Default under the Indenture and would likely constitute a default under the terms of any other indebtedness of the Company outstanding at such time.

EVENTS OF DEFAULT; NOTICE AND WAIVER

     The Indenture provides that, if an Event of Default specified therein shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Debentures then outstanding may declare the Issue Price of the Debentures plus the Original Issue Discount on the Debentures and any Liquidated Damages under the Registration Rights Agreement accrued to the date of such declaration to become and be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the Issue Price of the Debentures plus the Original Issue Discount accrued thereon to the occurrence of such event shall automatically become and be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount at maturity of the outstanding Debentures may rescind any such acceleration with respect to the Debentures and its consequences. Interest shall accrue at the rate of 5.375% per annum and be payable on demand upon a default in the payment of the Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, or any Redemption Price, Purchase Price or Fundamental Change Redemption Price to the extent that payment of such interest shall be legally enforceable.

     Under the Indenture, Events of Default are defined as: (i) default in payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price or Fundamental Change Redemption Price with respect to any Debenture when such becomes due and payable (whether or not payment is prohibited by the provisions of the Indenture); provided that in the case of any failure to pay Liquidated Damages, such failure continues for a period of 30 days; (ii) failure by the Company to comply with any of its other agreements in the Debentures or the Indenture upon the receipt by the Company of notice of such default by the Trustee or by holders of not less than 25% in aggregate principal amount at maturity of the Debentures then outstanding and the Company's failure to cure such default within 60 days after receipt by the Company of such notice; or
(iii) certain events of bankruptcy or insolvency.

     The Trustee shall give notice to holders of the Debentures of any continuing Event of Default known to the Trustee within 90 days after the occurrence thereof; provided that, except in the case of a Default as described in clause (i) of the preceding paragraph, the Trustee may withhold such notice if it determines in good faith that withholding the notice is in the interests of the holders.

     The holders of a majority in aggregate principal amount at maturity of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. No holder of any Debenture will have any right to pursue any remedy with respect to the Indenture or the Debentures, unless (i) such holder shall have previously given the Trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in aggregate principal amount at maturity of the outstanding Debentures shall have made a written request to the Trustee to pursue such remedy; (iii) such holder or holders shall have offered to the Trustee reasonable indemnity satisfactory to the Trustee; (iv) the holders of a majority in aggregate principal amount at maturity of the outstanding Debentures shall not have given the Trustee a direction inconsistent with such request within 60 days after receipt of such request; and (v) the Trustee shall have failed to comply with the request within such 60-day period.

     However, the right of any holder (x) to receive payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Redemption Price and any interest in respect of a default in the payment of any such amounts on a Debenture, on or after the due date expressed in such Debenture, (y) to institute suit for the enforcement of any such payments or conversion or (z) to convert Debentures shall not be impaired or adversely affected without such holder's consent. The holders of a majority in aggregate principal amount at maturity of the outstanding Debentures may waive an existing Default or Event of Default and its consequences, other than (i) any default in any payment on the Debentures, (ii) any default with respect to the conversion rights of the Debentures or (iii) any default in respect of certain covenants or provisions in the Indenture which may not be modified without the consent of the holder of each Debenture as described in "Modification" below. The Company will be required to furnish to the Trustee annually a statement as to any default by the Company in the performance and observance of its obligations under the Indenture.

REGISTRATION RIGHTS

     The Company has filed the Registration Statement with the Commission. The Company will use all reasonable efforts to keep the Registration Statement effective until the earlier of (i) the sale pursuant to the Registration Statement of all the Offered Securities and (ii) the expiration of the holding period applicable to such securities held by persons that are not affiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision, subject to certain permitted exceptions. The Company will be permitted to suspend the use of this Prospectus under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events for a period not to exceed 30 days in any three-month period or not to exceed an aggregate of 90 days in any 12-month period; provided, however, that the Company will be permitted to suspend the use of this Prospectus for a period not to exceed 60 days in any 3-month period under certain circumstances relating to possible acquisitions, acquisitions, financings or similar transactions. The Company has agreed to pay predetermined liquidated damages as described herein ("Liquidated Damages") to holders of Debentures and holders of Conversion Shares if this Prospectus is unavailable for periods in excess of those permitted above. Such Liquidated Damages shall accrue until such unavailability is cured, (i) in respect of any Debenture, at a rate per annum equal to 0.25% for the first 90 day period after the occurrence of such event and 0.5% thereafter of the Applicable Principal Amount (as defined) at maturity thereof, and (ii) in respect of any Conversion Shares, at a rate per annum equal to 0.25% for the first 90 day period and 0.5% thereafter of the then Applicable Conversion Price (as defined). A holder who sells Debentures and Conversion Shares pursuant to the Registration Statement generally will be required to be named as a Selling Securityholder in this Prospectus, deliver this Prospectus to purchasers of such Debentures and/or Conversion Shares and be bound by certain provisions of the Registration Rights

Agreement that are applicable to such holder (including certain indemnification provisions). The Company has agreed to pay all expenses of the Registration Statement, provide to each registered holder copies of this Prospectus, notify each registered holder when the Registration Statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the Debentures and the Conversion Shares. The plan of distribution of this Prospectus permits resales of Offered Securities by Selling Securityholders through brokers and dealers. The term "Applicable Principal Amount" means, as of any date of determination, with respect to each $1,000 principal amount at maturity of Debentures, the sum of the initial issue price of such Debenture ($346.18) plus accrued Original Issue Discount with respect to such Debenture through such date of determination or, if no Debentures are then outstanding, such sum calculated as if such Debentures were then outstanding. The term "Applicable Conversion Price" means, as of any date of determination, the Applicable Principal Amount per $1,000 principal amount at maturity of Debentures as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Debentures are then outstanding, the Conversion Rate that would be in effect were Debentures then outstanding.

MERGERS AND SALES OF ASSETS BY THE COMPANY

     The Company may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other items, (i) the resulting, surviving or transferee person (if other than the Company) is organized and existing under the laws of the United States, any state thereof or the District of Columbia,
(ii) such successor person assumes all obligations of the Company under the Debentures and the Indenture and (iii) the Company or such successor person shall not immediately thereafter be in default under the Indenture. Upon the assumption of the Company's obligations by such person in such circumstances, subject to certain exceptions, the Company shall be discharged from all obligations under the Debentures and the Indenture. Certain such transactions which would constitute a Fundamental Change would permit each holder to require the Company to redeem the Debentures of such holder as described under "-- Redemption at Option of the Holder Upon a Fundamental Change."

MODIFICATION

     Modification and amendment of the Indenture or the Debentures may be effected by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the Debentures then outstanding. Notwithstanding the foregoing, no such amendment may, without the consent of each holder affected thereby: (i) reduce the principal amount at maturity, Issue Price, Purchase Price, Fundamental Change Redemption Price or Redemption Price, or extend the stated maturity of any Debenture or alter the manner or rate of accrual of Original Issue Discount or interest, or make any Debenture payable in money or securities other than that stated in the Debenture; (ii) make any changes to the principal amount at maturity of Debentures whose holders must consent to an amendment or any waiver under the Indenture or modify the Indenture provisions relating to such amendments or waivers; (iii) make any change that adversely affects the right to convert any Debenture or the right to require the Company to purchase a Debenture or the right to require the Company to redeem a Debenture upon a Fundamental Change; or
(iv) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Debentures. The Indenture also provides for certain modifications of its terms without the consent of the holders.

LIMITATIONS OF CLAIMS IN BANKRUPTCY

     If a bankruptcy proceeding is commenced in respect of the Company, the claim of the holder of a Debenture is, under Title 11 of the United States Code, limited to the initial issue price of the Debenture plus that portion of the Original Issue Discount that has accrued from the date of issue to the commencement of the proceeding. In addition, the Debentures will be effectively subordinated to the indebtedness and other obligations of the Company's subsidiaries.

TAXATION OF DEBENTURES

     See "Certain Federal Income Tax Considerations" for a discussion of certain tax considerations relevant to a holder of Debentures.

INFORMATION CONCERNING THE TRUSTEE

     The First National Bank of Chicago, as Trustee under the Indenture, has been appointed by the Company as paying agent, conversion agent, registrar and custodian with respect to the Debentures.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 265,000,000 shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), of which 38,271,346 shares were issued and outstanding as of April 4, 1998, and 135,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and, together with the Common Stock, the "Common Equity") of which 99,664,302 shares were issued and outstanding as of April 4, 1998. In addition, the Certificate of Incorporation authorizes the issuance by the Company of up to 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), on terms determined by the Company's Board of Directors. The following description is a summary of the capital stock of the Company and is subject to and qualified in its entirety by reference to the provisions of the Certificate of Incorporation and the Amended and Restated Bylaws (the "Bylaws") of the Company, which have been filed or incorporated by reference as exhibits to the Registration Statement.

COMMON EQUITY

     The shares of Common Stock and Class B Common Stock are identical in all respects, except for voting rights and certain conversion rights, as described below.

     Voting Rights. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote of the Company's shareowners, including the election of directors, and each share of Class B Common Stock entitles the holder to ten votes on each such matter. Except as required by applicable law, holders of the Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of the shareowners of the Company. There is no cumulative voting. See "Risk Factors -- Control by Ingram Family Stockholders; Certain Anti-takeover Provisions."

     Subject to New York Stock Exchange requirements, for so long as there are any shares of Class B Common Stock outstanding, any action that may be taken at a meeting of the shareowners may be taken by written consent in lieu of a meeting if the Company receives consents signed by shareowners having the minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present and voted. This could permit certain holders of Class B Common Stock to take action regarding certain matters without providing other shareowners the opportunity to voice dissenting views or raise other matters. The right to take such action by written consent of shareowners will expire at such time as all outstanding shares of Class B Common Stock cease to be outstanding.

     Dividends, Distributions, and Stock Splits. Holders of Common Stock and Class B Common Stock are entitled to receive dividends at the same rate if, as, and when such dividends are declared by the Board of Directors out of assets legally available therefor after payment of dividends required to be paid on shares of Preferred Stock, if any.

     In the case of dividends or distributions payable in Common Stock or Class B Common Stock, only shares of Common Stock will be distributed with respect to the Common Stock and only shares of Class B Common Stock will be distributed with respect to the Class B Common Stock. In the case of dividends or other distributions consisting of other voting shares of the Company, the Company will declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that the voting rights of each such security paid to the holders of the Common Stock shall be one-tenth of the voting rights of each such security paid to the holders of Class B Common Stock, and such security paid to the holders of Class B

Common Stock shall convert into the security paid to the holders of the Common Stock upon the same terms and conditions applicable to the Class B Common Stock. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Company, the Company will provide that such convertible or exchangeable securities and the underlying securities be identical in all respects, except that the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Common Stock shall be one-tenth of the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B Common Stock, and such underlying securities paid to the holders of Class B Common Stock shall convert into the security paid to the holders of the Common Stock upon the same terms and conditions applicable to the Class B Common Stock.

     Neither the Common Stock nor the Class B Common Stock may be subdivided or combined in any manner unless the other class is subdivided or combined in the same proportion.

     Conversion.  The Common Stock has no conversion rights.

     The Class B Common Stock is convertible into Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Common Stock for each share of Class B Common Stock converted. Each share of Class B Common Stock will also automatically convert into one share of Common Stock upon the earliest to occur of (i) November 6, 2001; (ii) the sale or transfer of such share of Class B Common Stock (a) by a holder that is a party to the Board Representation Agreement (as defined below) to any person that is not an affiliate, spouse or descendant of such holder, their estates or trusts for their benefit or any other party to the Exchange Agreement which effected the Split-Off or (b) by any other holder, to a holder that is not the spouse or descendant of such holder or their estates or trusts for their benefit; and (iii) the date on which the number of shares of Class B Common Stock then outstanding is less than 25% of the aggregate number of shares of Common Equity then outstanding.

     Liquidation. In the event of any dissolution, liquidation, or winding up of the affairs of the Company, whether voluntary or involuntary, after payment of the debts and other liabilities of the Company and making provision for the holders of Preferred Stock, if any, the remaining assets of the Company will be distributed ratably among the holders of the Common Stock and the Class B Common Stock, treated as a single class.

     Mergers and Other Business Combinations. Upon a merger, combination, or other similar transaction of the Company in which shares of Common Equity are exchanged for or changed into other stock or securities, cash and/or any other property, holders of each class of Common Equity will be entitled to receive an equal per share amount of stock, securities, cash, and/or any other property, as the case may be, into which or for which each share of any other class of Common Equity is exchanged or changed; provided that in any transaction in which shares of capital stock are distributed, such shares so exchanged for or changed into may differ as to voting rights and certain conversion rights to the extent and only to the extent that the voting rights and certain conversion rights of Common Stock and Class B Common Stock differ at that time.

     Other Provisions. The holders of the Common Stock and Class B Common Stock are not entitled to preemptive rights. There are no redemption provisions or sinking fund provisions applicable to the Common Stock or the Class B Common Stock.

PREFERRED STOCK

     The Board of Directors is authorized, subject to any limitations prescribed by the DGCL, or the rules of any quotation system or national securities exchange on which stock of the Company may be quoted or listed, to provide for the issuance of shares of Preferred Stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of each series and any qualifications and restrictions thereon; and, to the extent permitted by the DGCL, to increase or decrease the number of shares of such series, without any further vote or action by the shareowners. Depending upon the terms of the Preferred Stock established by the Board of Directors, any or all series of Preferred Stock could have preference over the Common Stock with respect to dividends and other distributions and upon liquidation of the Company or could have voting or conversion rights that could adversely affect the holders of the outstanding Common Stock. The Company has no present plans to issue any shares of Preferred Stock.

LIMITATION OF LIABILITY; INDEMNIFICATION

     As permitted by the DGCL, the Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL (which currently provides that such liability may be so limited, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit).

     Each person who is or was a party to any action by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL. This right to indemnification also includes the right to have paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition, to the fullest extent permitted by the DGCL. In addition, the Company may, by action of the Board of Directors, provide indemnification to such other employees and agents of the Company to such extent as the Board of Directors determines to be appropriate under the DGCL.

     As a result of this provision, the Company and its shareowners may be unable to obtain monetary damages from a director for breach of his duty of care. Although shareowners may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, shareowners may not have any effective remedy against the challenged conduct if equitable remedies are unavailable. The Company also reserves the right to purchase and maintain directors' and officers' liability insurance.

BOARD REPRESENTATION AGREEMENT

     The Company and the Ingram Family Stockholders have entered into a Board Representation Agreement (the "Board Representation Agreement"). So long as the Ingram Family Stockholders and their permitted transferees (as defined in the Board Representation Agreement) own in excess of 25,000,000 shares of the outstanding Common Equity, the Board Representation Agreement provides for the designation of certain directors (the "Designated Nominees"): (i) not more than three directors designated by the Ingram Family Stockholders, (ii) one director designated by the Chief Executive Officer of the Company, and (iii) four or five additional directors ("Independent Directors") who are not members of the Ingram family or executive officers or employees of the Company. Directors designated by the Ingram Family Stockholders may, but are not required to, include Martha
R. Ingram, any of her legal descendants, or any of their respective spouses. Messrs. David B. Ingram and John R. Ingram and Mrs. Ingram are the directors designated by the Ingram Family Stockholders; Mr. Jerre L. Stead is the director designated by the Chief Executive Officer of the Company; and Messrs. Don H. Davis, Jr., Philip M. Pfeffer, J. Phillip Samper and Joe B. Wyatt are Independent Directors. Each of the parties to the Board Representation Agreement (other than the Company) has agreed to vote its shares of Common Equity in favor of the Designated Nominees. The Ingram Family Stockholders' holdings of Common Equity are sufficient to guarantee the election of the Designated Nominees.

     The Board Representation Agreement provides for the formation of certain committees of the Board of Directors. As provided in the Bylaws and the Board Representation Agreement, the Company has four committees: an Executive Committee, a Nominating Committee, an Audit Committee, and a Human Resources Committee.

     In addition to provisions relating to the designation of directors, the Board Representation Agreement provides that certain types of corporate transactions, including transactions involving the potential sale or merger of the Company; the issuance of additional equity, warrants, or options; acquisitions involving aggregate consideration in excess of 10% of the Company's stockholders' equity; any guarantee of indebted-ness of an entity other than a subsidiary of the Company exceeding 5% of the Company's stockholders' equity; and the incurrence of indebtedness in a transaction which could reasonably be expected to reduce the Company's investment rating (i) lower than one grade below the rating in effect immediately following the Company's initial public offering in November 1996 (the "IPO") or (ii) below investment grade, may not be entered into without the written approval of at least a majority of the voting power deemed to be held (for purposes of the Board Representation Agreement) by certain of the Ingram Family Stockholders, acting in their sole discretion.

     The Board Representation Agreement will terminate on the date on which the Ingram Family Stockholders and their permitted transferees collectively cease to beneficially own at least 25,000,000 shares of the Common Equity of the Company (as such number may be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, and other transactions in the capital stock of the Company). All decisions for the Ingram Family Stockholders that are trusts or foundations will be made by the trustees thereof, who in some cases are members of the Ingram family.

CERTAIN REGISTRATION RIGHTS

     The Ingram Family Stockholders and the other shareowners of Ingram Industries who received shares of Class B Common Stock in the Split-Off entered into a registration rights agreement (the "Ingram Family Registration Rights Agreement") which grants the QTIP Trust (a trust for the benefit of certain of the Ingrams) demand registration rights. Such demand registration rights may be exercised with respect to all or any portion (subject to certain minimum thresholds) of the shares of Class B Common Stock owned by the QTIP Trust, one or more of the other Ingram Family Stockholders and certain of their permitted transferees on up to three occasions during the 84-month period following the closing of the IPO; provided that the Company shall not be obligated to effect
(i) any registration requested by the QTIP Trust unless the QTIP Trust has furnished the Company with an opinion of counsel to the effect that such registration and any subsequent sale will not affect the tax-free nature of the Split-Off or (ii) more than one demand registration during any 12-month period.

     The Ingram Family Registration Rights Agreement also grants one demand registration right (subject to certain minimum thresholds) to members of the Ingram family (which may only be exercised during the 84-month period following the closing of the IPO) and one demand registration right to certain minority shareowners of the Company if a change of control of the Company occurs following the closing of the IPO but prior to the second anniversary of the Split-Off. The minority shareowners will not be entitled to this registration right if they were offered the opportunity to participate in the change of control transaction.

     The Ingram Family Registration Rights Agreement restricts the exercise by any party thereto of a demand registration right, and provides that the Company will not grant any registration rights to any other person that are more favorable than those granted pursuant to the Ingram Family Registration Rights Agreement or that provide for the exercise of demand registration rights sooner than three months following a public offering in which such person was entitled to include its shares, unless the number of shares requested to be included in such public offering exceeded 125% of the number of shares actually included.

     In addition, the Ingram Family Registration Rights Agreement provides that the parties thereto shall be entitled to unlimited "piggyback" registration rights in connection with any proposed registration of equity securities by the Company (with certain specified exceptions) during the 84-month period following the completion of the IPO. Employees who received shares of Class B Common Stock in the Company's July 1996 employee offering are bound by the provisions of the Ingram Family Registration Rights Agreement as if such employees were parties thereto, and are entitled to the "piggyback" registration rights provided therein, with respect to the portion of their shares of Class B Common Stock that is no longer subject to restrictions on transfer. The piggyback registration rights under the Ingram Family Registration Rights Agreement do not apply to offerings of the Debentures pursuant to the Registration Statement.

     The Ingram Family Registration Rights Agreement contains provisions regarding reduction of the size of an offering that has been determined by the underwriters to have exceeded its maximum potential size and contains certain customary provisions, including those relating to holdback arrangements, registration procedures, indemnification, contribution and payment of fees and expenses.

     The Company has filed a registration statement on Form S-3 (the "Thrift Plan S-3") with the Commission covering 10,949,298 shares of Common Stock. The Thrift Plan S-3, which was declared effective on November 20, 1997, relates to the offer and sale by certain thrift plans of a total of 8,213,894 shares of Common Stock of the Company. The Thrift Plan S-3 also relates to the offer and sale by the Company of up to 2,735,944 shares of Common Stock upon the exercise of certain stock options. The Thrift Plan S-3 is being kept current by the Company.

OTHER CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     The Bylaws provide that a majority of the total number of directors shall constitute a quorum for the transaction of business. The Board of Directors may act by unanimous written consent. The Board Representation Agreement contains additional provisions relating to corporate governance, as described above.

     Annual meetings of shareowners shall be held to elect the Board of Directors and transact such other business as may be properly brought before the meeting. Special meetings of shareowners may be called by the chairman and shall be called by the secretary on the written request of shareowners having 10% of the voting power of the Company. The shareowners may act by written consent in lieu of a meeting of shareowners until such time as all shares of Class B Common Stock cease to be outstanding.

     The Certificate of Incorporation may be amended with the approval of the Board of Directors (by the vote required as described above), and for so long as any shares of Class B Common Stock remain outstanding, in addition to any vote required by law, any such amendment also requires the approval of the holders of a majority of the Company's outstanding voting power and a majority of the members of the Board of Directors. However, any amendment to the provisions of the Certificate of Incorporation relating to the Common Equity also requires the consent of a majority of the outstanding voting power held by the Ingram Family Stockholders. The Bylaws may be amended with the approval of three-quarters of the entire Board of Directors or by the holders of 75% of the Company's voting power present and entitled to vote at any annual or special meeting of shareowners at which a quorum is present.

     The number of directors which shall constitute the whole Board of Directors shall be fixed by resolution of the Board of Directors. The number of directors shall be eight or nine. The Board currently has eight members, but may be increased to nine in accordance with the Board Representation Agreement. The vote of a majority of the entire Board is required for all actions of the Board. The directors shall be elected at the annual meeting of the shareowners, except for filling vacancies. Directors may be removed with the approval of the holders of a majority of the Company's voting power present and entitled to vote at a meeting of shareowners. Vacancies and newly created directorships on the Board of Directors resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, a sole remaining director, or the holders of a majority of the voting power present and entitled to vote at a meeting of shareowners. So long as the Ingram Family Stockholders and their permitted transferees own at least 25,000,000 shares of the Common Equity, the Bylaws will provide for the appointment of the Designated Nominees.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareowner entitled to vote generally, shall constitute a quorum for shareowner action at any meeting.

SECTION 203 OF THE DGCL

     The Company is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a business combination (as defined therein) with an "interested stockholder" (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of the Company or any person affiliated with such person) for a period of three years following the date that such shareowner became an interested stockholder, unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareowner becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the shareowner becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned (a) by directors who are also officers of the corporation and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such date the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareowners by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material U.S. federal income and certain estate tax considerations relating to the purchase, ownership and disposition of the Debentures and Common Stock into which Debentures may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretations. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax results described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring or holding Debentures or Common Stock.

     This discussion does not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances (such as the alternative minimum tax provisions of the Code), or to certain categories of investors (such as certain financial institutions, tax-exempt organizations, dealers in securities, persons who hold Debentures or Common Stock as part of a hedge, conversion or constructive sale transaction, or straddle or other risk reduction transaction or persons who have ceased to be United States citizens or to be taxed as resident aliens) that may be subject to special rules. This discussion is limited to holders of Debentures who hold the Debentures and any Common Stock into which the Debentures are converted as capital assets. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

     PERSONS CONSIDERING THE PURCHASE OF A DEBENTURE SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE DEBENTURES AND COMMON STOCK, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. HOLDERS

     As used herein, the term "U.S. Holder" means a holder of a Debenture or Common Stock that is for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions of the trust.

     Original Issue Discount on the Debentures. The Debentures were issued at a substantial discount from their stated redemption price at maturity. For federal income tax purposes, the excess of the stated redemption price at maturity of each Debenture over its "issue price" constitutes original issue discount ("OID"). The "issue price" of the Debentures equals the initial price at which a substantial amount of the Debentures was sold (not including sales to underwriters or placement agents, including the Initial Purchasers). U.S. Holders of the Debentures will be required to include OID in income as it accrues, in accordance with a constant yield method, before receipt of the cash attributable to such income, regardless of such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. Under these rules, U.S. Holders will have to include in gross income increasingly greater amounts of OID in each successive accrual period. A U.S. Holder's original tax basis for determining gain or loss on the sale or other disposition of a Debenture will be increased by any accrued OID included in such U.S. Holder's gross income.

     There are several circumstances under which the Company could make a payment on a Debenture which would affect the yield to maturity of a Debenture, including (as described under "Description of Debentures") the payment of Liquidated Damages due to the failure to effect the Shelf Registration Statement, or certain redemptions or repurchases of Debentures. According to Treasury Regulations, the possibility of a change in the yield will not be treated as affecting the amount of OID required to be realized by a holder (or the timing of such recognition) if the likelihood of the change, as of the date the debt obligations are issued, is remote. The Company intends to report on the basis that the likelihood of any change in the yield on the Notes is remote. The Company also intends to report on the basis that there is no alternative payment schedule that would minimize the yield on the Debentures.

     Market Discount. Any principal payment or gain realized by a U.S. Holder on disposition or retirement of a Debenture generally will be treated as ordinary income to the extent that there is accrued market discount on the Debenture. The amount of market discount on a Debenture with respect to a U.S. Holder will equal the excess of the "revised issue price" (generally, the sum of the issue price of a Debenture and the aggregate amount of accrued OID on a Debenture) of such Debenture over the initial tax basis of such Debenture in the hands of such holder. To the extent a U.S. Holder exchanges or converts a Debenture into Common Stock in a transaction that is otherwise tax free, any accrued market discount will carry over and generally be recognized upon a disposition of the Common Stock. Unless a U.S. Holder irrevocably elects to accrue market discount under a constant-interest method, accrued market discount is the total market discount multiplied by a fraction, the numerator of which is the number of days the U.S. Holder has held the obligation and the denominator of which is the number of days from the date the holder acquired the obligation until its maturity. A U.S. Holder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Debenture purchased with market discount. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If a U.S. Holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the U.S. Holder in that taxable year or thereafter, (i) the interest deferral described above will not apply and (ii) market discount will not carry over into Common Stock as described above. Any such election is terminable only with the consent of the IRS and applies to all market discount bonds acquired during or after the year for which it is made.

     Acquisition Premium. A U.S. Holder will be considered to have "acquisition premium" to the extent the U.S. Holder's initial tax basis in a Debenture is greater than the adjusted issue price of such Debenture but less than the stated redemption price at maturity of such Debenture. Acquisition premium will reduce the amount of OID received on such Debenture that the U.S. Holder is required to include in income.

     Sale, Exchange or Retirement of the Debentures. Upon the sale, exchange or retirement of a Debenture, including as a result of a tender upon the occurrence of a Fundamental Change, and, except as discussed in the next paragraph or in "Exchange for Extension Debentures" below, on a Purchase Date, a holder will recognize gain or loss equal to the difference between the sale or redemption proceeds (other than in respect of accrued OID not previously included in income, which will be taxable as ordinary income) and the U.S. Holder's adjusted tax basis in the Debenture. A holder's adjusted tax basis in a Debenture will generally equal the holder's cost of the Debenture increased by any OID and accrued market discount previously included in income by such holder with respect to such Debenture. Except to the extent of any accrued market discount not previously included in income, gain or loss realized on the sale, exchange or retirement of a Debenture will generally be capital gain or loss and will be long-term capital gain or loss if the Debenture is held for more than one year. Prospective investors should consult their tax advisers regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

     If a U.S. Holder elects to exercise its option to tender the Debentures to the Company on a Purchase Date and the Purchase Price is paid solely in Common Stock, except to the extent the Common Stock is considered attributable to OID not previously included in income (which is taxable as ordinary income), or in the case of a fractional share as described below, a U.S. Holder will not be required to recognize any gain or be permitted to recognize any loss. If the Purchase Price is paid in a combination of Common Stock and cash (other than cash received in lieu of a fractional share), gain (but not loss) realized by the U.S. Holder will be recognized, but only to the extent of the cash received. A U.S. Holder's initial tax basis in the Common Stock received will be equal to such U.S. Holder's adjusted tax basis in the Debenture tendered (except for any portion allocable to a fractional share of Common Stock), increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of any cash received (except cash received in lieu of a fractional share). The holding period for Common Stock received in the exchange will include the holding period of the Debenture tendered to the Company in exchange therefor. The receipt of cash in lieu of a fractional share of Common Stock will generally result in capital gain or loss (except to the extent of any accrued market discount not previously included in income that is allocable to such fractional share), measured by the difference between the amount of cash received for the fractional share and the U.S. Holder's tax basis in the fractional share interest.

     Exchange for Extension Debentures. It is unclear whether the exchange of a Debenture for an Extension Debenture (a "Debt Exchange") will be treated as a "modification" of the Debentures within the meaning of the applicable Treasury regulations, potentially giving rise to treatment of the Debt Exchange as an exchange for U.S. federal income tax purposes, with the U.S. federal income tax consequences described in the next paragraph. However, even if such Debt Exchange is treated as giving rise to a modification, if (a)(i) the only material difference between a Debenture and an Extension Debenture is that the latter has a higher yield to maturity and (ii) the excess of the Extension Debenture's yield to maturity over the Debenture's yield to maturity is equal to or less than a safe harbor amount specified in applicable Treasury Regulations (generally, the greater of 25 basis points or 5% of the annual yield to maturity on the Debentures) or (b) the adjustment to the Conversion Premium, based on all facts and circumstances, is not economically significant, such modification will not be treated as "significant" within the meaning of the applicable Treasury regulations, with the result that a Debt Exchange will not be treated as an exchange for U.S. federal income tax purposes, and therefore will not have any tax consequences to a U.S. Holder who participates in the exchange, other than that the amount of OID that accrues on the Extension Debenture after the Exchange will be determined on the basis of the yield to maturity of the Extension Debentures. See "-- Adjustment of Conversion Rate" for certain tax consequences in the event of a change in the Conversion Premium.

     If a Debt Exchange is treated as an exchange for U.S. federal income tax purposes, such Debt Exchange will qualify as a reorganization for U.S. federal income tax purposes, and except (i) to the extent an Extension Debenture is considered attributable to OID not previously included in income (which is taxable as ordinary income), and (ii) as described in the next paragraph, a U.S. holder will not be required to recognize any gain or permitted to recognize any loss. A U.S. Holder's initial tax basis in an Extension Debenture will be equal to such U.S. Holder's adjusted tax basis in the Debenture exchanged therefor, increased by any ordinary income recognized in respect of accrued OID not previously included in income and by any gain recognized on the Debt Exchange (as described in the next paragraph). If the Debenture in question is a market discount bond in the U.S. Holder's hands, the Extension Debenture received will also be a market discount bond with the same amount of accrued market discount. The U.S. Holder's holding period for the Extension Debenture will generally include the holding period of the Debenture exchanged therefor, except to the extent that an Extension Debenture is treated as giving rise to the recognition of gain (as described in the next paragraph).

     Under Sections 354 and 356 of the Code, a U.S. Holder will be required to recognize any gain realized on a Debt Exchange to the extent that the "principal amount" of the Extension Debenture received exceeds the "principal amount" of the Debenture exchanged therefor. For this purpose, realized gain (and thus the gain recognized) will be limited to the excess of the fair market value of the Extension Debentures over the holder's adjusted tax basis in the Debentures (determined as described in "Sale, Exchange or Retirement of the Debentures" above). There is no authority directly on point on the interpretation of the term "principal amount" in the context of debt instruments issued with OID, and for these purposes the term "principal amount" may be applied literally to refer to the respective amounts payable at maturity on an Extension

Debenture and a Debenture, in which case a U.S. Holder would be required to recognize any gain realized on the Debt Exchange to the extent of the fair market value of the excess of the amount payable at maturity on an Extension Debenture over the amount payable at maturity on a Debenture. However, it is also possible that the term "principal amount" may be interpreted for this purpose to refer to the "issue price" of an Extension Debenture and the adjusted issue price of a Debenture, in each case as determined at the time of the Exchange, in which case a U.S. Holder would be required to recognize any gain realized on the Debt Exchange to the extent that the issue price of the Extension Debenture exceeds the adjusted issue price of the Debenture, even though there has been no change in principal amount. The "issue price" of the Extension Debentures will depend on whether either or both of the Debentures and the Extension Debentures are "traded on an established market," within the meaning of the applicable Treasury Regulations, at the time of the Debt Exchange. A debt instrument is considered to be so traded for this purpose if price quotations for the debt instrument are readily available from dealers, brokers, or traders during specified time periods. The Initial Purchaser has advised the Company that it presently intends to make a market in the Debentures and, if issued, the Extension Debentures as permitted by applicable laws and regulations, but is not obligated to make such a market and may discontinue any such market making at any time in its sole discretion. Assuming that the Initial Purchaser is making a market in the Debentures and the Extension Debentures at the time of the Debt Exchange, the issue price of the Extension Debentures will be equal to the fair market value of such Extension Debentures on the first date on which a substantial amount of the Extension Debentures is issued. U.S. Holders are urged to consult their own tax advisors with respect to the application of Sections 354 and 356 of the Code to a Debt Exchange and the determination of the issue price of the Extension Debentures.

     The tax consequences to a U.S. Holder of the ownership and sale, disposition, exchange or conversion of an Extension Debenture will be the same as those described herein with respect to the Debentures, except that the timing and amounts of OID accruals on the Extension Debentures will be based on the issue price and the stated redemption price at maturity of the Extension Debentures, taking into account the amounts payable in the event of the exercise of an option by Holders or the Company to cause the Extension Debentures to be redeemed.

     The receipt of cash in lieu of a fractional Extension Debenture should generally result in capital gain or loss (except to the extent of any accrued market discount not previously included in income that is allocable to such fractional Extension Debenture), measured by the difference between the amount of cash received for the fractional Extension Debenture and the U.S. Holder's tax basis in the fractional Extension Debenture.

     Conversion of Debentures. A U.S. Holder's conversion of a Debenture into Common Stock will generally not be a taxable event (except to the extent the Common Stock is considered attributable to OID not previously included in income (which is taxable as ordinary income), or with respect to cash received in lieu of a fractional share). A U.S. Holder's basis in the Common Stock received on conversion of a Debenture will be the same as the U.S. Holder's basis in the Debenture at the time of conversion (exclusive of any tax basis allocable to a fractional share), and the holding period for the Common Stock received on conversion will include the holding period of the Debenture converted. The receipt of cash in lieu of a fractional share of Common Stock should generally result in capital gain or loss (measured by the difference between the cash received for the fractional share interest and the U.S. Holder's tax basis in the fractional share interest), except to the extent allocable to accrued market discount not previously included in income that is allocable to such fractional share.

     Adjustment of Conversion Rate. If at any time the Company makes a distribution of property to shareholders that would be taxable to such shareholders as a dividend for federal income tax purposes (for example, distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the anti-dilution provisions of the Indenture, the Conversion Rate of the Debentures is increased, such increase may be deemed to be the payment of a taxable dividend to U.S. Holders of Debentures. If the Conversion Rate is increased at the discretion of the Company or in certain other circumstances (including pursuant to a Debt Exchange that is not treated as an exchange for U.S. federal income tax purposes), such increase also may be deemed to be the payment of a taxable dividend to U.S. Holders of Debentures. Moreover, in certain other circumstances, the absence of such an adjustment to the Conversion Rate of the Debentures may result in a taxable dividend to the holders of the Common Stock.

     Ownership and Disposition of Common Stock. Dividends, if any, paid on the Common Stock generally will be includable in the income of a U.S. Holder as ordinary income to the extent of the U.S. Holder's ratable share of the Company's current or accumulated earnings and profits. Upon the sale, exchange or other disposition of Common Stock, a U.S. Holder generally will recognize capital gain or capital loss (except to the extent of ordinary income in respect of any accrued market discount not previously included in income that has been carried over to the Common Stock, as described in "-- Market Discount" above) equal to the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in such shares. Prospective investors should consult their tax advisers regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

NON-U.S. HOLDERS

     The following discussion is a summary of the principal United States federal income and estate tax consequences resulting from the ownership of the Debentures or Common Stock by Non-U.S. Holders. As used herein, the term "Non-U.S. Holder" means an owner of a Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or
(iv) a foreign partnership one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     Withholding Tax on Payments of Principal and Original Issue Discount on Debentures. The payment of principal (including any OID included therein) on a Debenture by the Company or any paying agent of the Company to any Non-U.S. Holder will not be subject to United States federal withholding tax, provided that in the case of payment of cash in respect of OID (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company, (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company within the meaning of the Code and, (iii) either (A) the beneficial owner of the Debenture certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on United States Treasury Form W-8 (or a suitable substitute form), or (B) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Debenture, certifies under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to OID on a Debenture if such OID is effectively connected with a U.S. trade or business of the Non-U.S. Holder. Effectively connected OID received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments. Such effectively connected OID will not be subject to withholding tax if the holder delivers the appropriate form (currently IRS Form 4224 and, beginning January 1, 2000, a Form W-8) to the payor.

     Dividends. Dividends, if any, paid on the Common Stock to a Non-U.S. Holder (and, after December 31, 1999, any deemed dividends resulting from an adjustment to the Conversion Rate (see "Adjustment of Conversion Rate" above)) generally will be subject to a 30% United States federal withholding tax, subject to reduction for Non-U.S. Holders eligible for the benefits of certain income tax treaties. Currently, for purposes of determining whether tax is to be withheld at the 30% rate or at a reduced treaty rate, the Company will ordinarily presume that dividends paid to an address in a foreign country are paid to a resident of such country absent knowledge that such presumption is not warranted. Under Treasury Regulations effective for payments after December 31, 1999, holders will be required to satisfy certain applicable certification requirements to claim treaty benefits. Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a trade or business in the U.S. by the Non-U.S. Holder. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to certain adjustments.

     Gain on Disposition of the Debentures and Common Stock. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a Debenture, including the exchange of a Debenture for Common Stock, or the sale or exchange of Common Stock unless (i) in the case of an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the year of such sale, exchange or redemption and either (A) has a "tax home" in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States,
(ii) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder, or (iii) in the case of the disposition of Common Stock, the Company is a U.S. real property holding corporation. The Company does not believe that it is currently a "United States real property holding corporation" or that it will become one in the future.

     U.S. Federal Estate Tax. A Debenture held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) will not be subject to United States federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company and, at the time of the individual's death, payments with respect to such Debenture would not have been effectively connected with the conduct by such individual of a trade or business in the United States. Common Stock held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) will be included in such individual's estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty otherwise applies.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     U.S. Holders. Information reporting will apply to payments of interest or dividends made by the Company on, or the proceeds of the sale or other disposition of, the Debentures or shares of Common Stock with respect to certain noncorporate U.S. Holders, and backup withholding at a rate of 31% may apply unless the recipient of such payment supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder's federal income tax, provided that the required information is provided to the IRS.

     Non-U.S. Holders. The Company must report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to, and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments of principal, including cash payments in respect of OID, on the Debentures by the Company or any agent thereof to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). The payment of the proceeds on the disposition of Debentures or shares of Common Stock to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of the disposition by a Non-U.S. Holder of Debentures or shares of Common Stock to or through a foreign office of a broker will not be subject to backup withholding or information reporting. However, if such broker is a U.S. person, a controlled foreign corporation for United States tax purposes, a foreign person, 50% or more of whose gross income from all sources for certain periods is from activities that are effectively connected with a U.S. trade or business, or, in the case of payments made after December 31, 1999, a foreign partnership with certain connections to the United States, information reporting requirements will apply unless such broker has documentary evidence in its files of the holder's Non-U.S. status and has no actual knowledge to the contrary or unless the holder otherwise establishes an exemption. Any amount withheld under the backup withholding rules is allowable as a credit against the Non-U.S. Holder's federal income tax, provided that the required information is provided to the IRS.

                            SELLING SECURITYHOLDERS

     The Debentures offered hereby were originally issued by the Company and sold by the initial purchaser in the June 1998 private placement (the "Initial Purchaser") in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers" (as defined in Rule 144A under Securities Act). The Selling Securityholders (which term includes their transferees, pledgees, donees or their successors) may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities.

     Prior to any use of this Prospectus in connection with an offering of the Offered Securities, this Prospectus will be supplemented to set forth the name and number of shares beneficially owned by the Selling Securityholder intending to sell such Offered Securities and the number of Debentures and/or Conversion Shares to be offered. The Prospectus Supplement will also disclose whether any Selling Securityholder has held any position or office with, been employed by or otherwise has had a material relationship with, the Company or any of its affiliates during the three years prior to the date of the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds of the sale of the Offered Securities. The Offered Securities may be offered and sold by the Selling Securityholders from time to time to purchasers directly. Alternatively, the Selling Securityholders may from time to time offer and sell the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Offered Securities for whom they may act as agents. The Selling Securityholders and any such underwriters, broker/ dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of Offered Securities by any Selling Securityholders and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts or commissions under the Securities Act. To the extent the Selling Securityholders may be deemed to be underwriters, the Selling Securityholders may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

     The Offered Securities may be offered and sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/ dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Offered Securities. In addition, the Offered Securities covered by this Prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this Prospectus.

     To the best knowledge of the Company, there are currently no plans, arrangements or understandings between any Selling Securityholders and any broker/dealer, agent or underwriter regarding the sale of the Offered Securities by the Selling Securityholders. There is no assurance that any Selling Securityholder will sell any or all of the Offered Securities or that any such Selling Securityholder will not transfer such Offered Securities by other means not described herein.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

     The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act which may limit the timing of purchases and sales of any of the Offered Securities by the Selling Securityholders and any other such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Offered Securities to engage in market-making activities with respect to the particular Offered Securities being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the Offered Securities and the ability of any person or entity to engage in market-making activities with respect to the Offered Securities.

     Pursuant to the Registration Rights Agreement entered into in connection with the offer and sale of the Debentures by the Company, each of the Company and the Selling Securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     The Selling Securityholders will not pay any expenses incidental to the registration, offering and sale of the Offered Securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

     Pursuant to the Registration Rights Agreement, the Selling Securityholders will not pay any expenses of the registration of the Offered Securities, including, without limitation, all registration and filing fees (including, without limitation, (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws); provided, however, that the Selling Securityholders will pay all registration expenses to the extent the Company is prohibited by applicable Blue Sky laws from paying such expenses for or on behalf of such Selling Securityholders. The Company will register or qualify or cooperate with the Selling Securityholders in connection with the registration or qualification (or exemption from such registration or qualification) of the Offered Securities for offer and sale under securities or Blue Sky laws of such jurisdictions within the United States as any Selling Securityholder reasonably requests in writing (which request may be included in the Questionnaire). The Selling Securityholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Securityholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

     The validity of the Debentures offered hereby and the Common Stock issuable upon conversion of the Debentures will be passed upon for the Company by Davis Polk & Wardwell.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's 1997 Form 10-K have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     An itemized statement of the estimated amount of the expenses, other than underwriting discounts and commissions, incurred and to be incurred in connection with the distribution of the securities registered pursuant to this Registration Statement follows. Except for the Securities and Exchange Commission registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee.........  $142,973
Printing and engraving expenses.............................    25,000
Accounting fees and expenses................................    15,000
Legal fees and expenses.....................................    50,000
Trustee fees and expenses...................................     5,000
Transfer Agent fees and expenses............................     5,000
Miscellaneous...............................................     7,027
                                                              --------
          Total.............................................  $250,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Section 102 of the DGCL allows the Company to eliminate or limit the personal liability of a director to the Company or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or (iv) obtains an improper personal benefit. Article Tenth of the Company's Certificate of Incorporation includes a provision which eliminates directors' personal liability to the fullest extent permitted under the Delaware General Corporation Law.

     Article Tenth of the Company's Certificate of Incorporation provides that the Company shall indemnify any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Delaware Law. Each such indemnified party shall have the right to be paid by the Company for any expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. Article Tenth of the Company's Certificate of Incorporation also provides that the Company may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     As permitted by Delaware Law and the Company's Certificate of Incorporation, the Company maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS

(a) List of Exhibits.

 4.01  --   Indenture, dated as of June 9, 1998, between Ingram Micro
            Inc. and The First National Bank of Chicago
 4.02  --   Form of Zero Coupon Convertible Senior Debentures due 2018
            (included in Exhibit 4.01)
 4.03  --   Registration Rights Agreement dated as of June 9, 1998
            between Ingram Micro Inc. and Morgan Stanley & Co.
            Incorporated as Initial Purchaser
 5.01  --   Opinion of Davis Polk & Wardwell
12.01  --   Statement re: computation of ratios
23.01  --   Consent of PricewaterhouseCoopers LLP
23.02  --   Consent of Davis Polk & Wardwell (included in Exhibit 5.01)
24.01  --   Powers of Attorney of certain officers and directors of
            Ingram Micro Inc. (included on the signature pages hereof)
25.01  --   Form T-1 Statement of Eligibility under the Trust Indenture
            Act of 1939, as amended, of The First National Bank of
            Chicago, as Trustee under the Indenture
99.01  --   Cautionary Statements for Purposes of the "Safe Harbor"
            Provisions of the Private Securities Litigation Reform Act
            of 1995 (incorporated by reference to Exhibit 99.01 to
            Ingram Micro Inc.'s Annual Report on Form 10-K for the
            fiscal year ended January 3, 1998, filed with the Commission on April 1, 1998)

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that if the information required to be included in a post-effective amendment by paragraphs (1) (i) and (ii) above is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, paragraphs (1) (i) and (ii) shall not apply.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Ingram Micro Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 10th day of July, 1998.
                                         INGRAM MICRO INC.

                                         By:   /s/ JAMES E. ANDERSON, JR.

                                           -------------------------------------
                                           Name: James E. Anderson, Jr.
                                           Title:  Senior Vice President,
                                                   Secretary and General Counsel

                               POWER OF ATTORNEY

     The Registrant and each person whose signature appears below constitutes and appoints Jerre L. Stead, Jeffrey R. Rodek, Michael J. Grainger, and James E. Anderson, Jr., and any agent for service named in this Registration Statement and each of them, his, her, or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her, or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                                          TITLE                             DATE
                  ---------                                          -----                             ----

/s/ JERRE L. STEAD                             Chief Executive Officer (Principal Executive       July 10, 1998
---------------------------------------------  Officer); Chairman of the Board
Jerre L. Stead

/s/ MICHAEL J. GRAINGER                        Executive Vice President and Worldwide Chief       July 10, 1998
---------------------------------------------  Financial Officer (Principal Financial Officer
Michael J. Grainger                            and Principal Accounting Officer)

/s/ MARTHA R. INGRAM                           Director                                           July 10, 1998
---------------------------------------------
Martha R. Ingram

/s/ JOHN R. INGRAM                             Director                                           July 10, 1998
---------------------------------------------
John R. Ingram

/s/ DAVID B. INGRAM                            Director                                           July 10, 1998
---------------------------------------------
David B. Ingram

/s/ PHILIP M. PFEFFER                          Director                                           July 10, 1998
---------------------------------------------
Philip M. Pfeffer

/s/ DON H. DAVIS, JR.                          Director                                           July 10, 1998
---------------------------------------------
Don H. Davis, Jr.

/s/ J. PHILLIP SAMPER                          Director                                           July 10, 1998
---------------------------------------------
J. Phillip Samper

/s/ JOE B. WYATT                               Director                                           July 10, 1998
---------------------------------------------
Joe B. Wyatt

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                DESCRIPTION
-------                              -----------
 4.01   --   Indenture dated as of June 9, 1998 between Ingram Micro Inc.
             and The First National Bank of Chicago
 4.02   --   Form of Zero Coupon Convertible Senior Debentures due 2018
             (included in Exhibit 4.01)
 4.03   --   Registration Rights Agreement dated as of June 9, 1998
             between Ingram Micro Inc. and Morgan Stanley & Co.
             Incorporated as Initial Purchaser
 5.01   --   Opinion of Davis Polk & Wardwell
12.01   --   Statement re: computation of ratios
23.01   --   Consent of PricewaterhouseCoopers LLP
23.02   --   Consent of Davis Polk & Wardwell (included in Exhibit 5.01)
24.01   --   Powers of Attorney of certain officers and directors of
             Ingram Micro Inc. (included on the signature pages hereof)
25.01   --   Form T-1 Statement of Eligibility under the Trust Indenture
             Act of 1939, as amended, of The First National Bank of
             Chicago, as Trustee under the Indenture
99.01   --   Cautionary Statements for Purposes of the "Safe Harbor"
             Provisions of the Private Securities Litigation Reform Act
             of 1995 (incorporated by reference to Exhibit 99.01 to
             Ingram Micro Inc.'s Annual Report on Form 10-K for the
             fiscal year ended January 3, 1998, filed with the Commission on April 1, 1998)